Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of WorldCom, Inc. on Form S-3 of our report dated March 7, 1994 (relating to the financial statements of IDB Communications Group, Inc. not separately presented herein) incorporated by reference in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Los Angeles, California
August 16, 1996